Exhibit 2.2.1


                      AGREEMENT AND PLAN OF REORGANIZATION



     This AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "Agreement") is entered into as of this 27th day of July, 1999, by and between SITESTAR CORPORATION (hereinafter referred to as "SCOR"), FRANKLIN CHRISTOPHER, RICHARD RASCHKE, VANCE STONE, HAROLD SOUTHWELL and WILLIAM McCRACKEN
(hereinafter individually and collectively referred to as "Shareholder") and INTERFOODS CONSOLIDATED, INC. (hereinafter referred to as "IFCO").


                                   WITNESSETH


     WHEREAS, SCOR is a Delaware corporation with 92,000 shares of common stock issued and outstanding (hereinafter "SCOR Shares"); and

     WHEREAS, IFCO is a Nevada corporation with authorized capital stock of 75,000,000 shares of Common Stock $.001 par value per share, of which 18,600,036 shares shall be issued and outstanding by July 27, 1999, and

     WHEREAS, Shareholder owns all of the issued and outstanding shares of stock in SCOR; and,

     WHEREAS, IFCO desires to purchase from Shareholder all of the issued and outstanding shares of SCOR owned by him in exchange for 3,491,428 shares of common stock ("Stock"); and

     WHEREAS, it is the intention of Shareholder to exchange the SCOR Shares held by him for stock of IFCO, on the terms and conditions set forth herein; and

     WHEREAS, it is the intention of IFCO, SCOR and Shareholder that the transactions contemplated hereby constitute a tax-free "reorganization" as defined in Section 268 (a) (1) (B) of the Internal Revenue Code of 1986, as amended ("B Reorganization") and that all the terms and provisions of this Agreement be interpreted, construed and enforced to effectuate this intent.

     NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows: ARTICLE 1

                                    EXCHANGE

     1.1. Exchange of Stock of SCOR. At the Closing Date (as defined in Article VIII hereof), in accordance with the provisions of this Agreement and applicable law, shareholder shall transfer and IFCO shall acquire all of the stock of SCOR shares owned by Shareholder.

                                   ARTICLE II

                                  CONSIDERATION

     2.1. Exchange. Shareholder and IFCO agree that all of the SCOR Shares owned by Shareholder shall be exchanged with IFCO for 3,491,428 shares of Stock of IFCO. Such Stocks shall be issued in Certificates of such denominations, amounts and names as may be requested by Shareholder.

     2.2. Investment Intent and Delivery. Shareholder represents and warrants that he is acquiring said Stock for investment purposes only and not with a view towards resale or redistribution. Shareholder agrees to deliver to IFCO on the Closing Date, a letter setting forth an agreement that said Stock is being acquired for investment purposes only and will not be sold except in compliance with the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder. At said closing, IFCO shall deliver certificates for the SCOR Shares, duly endorsed in negotiable form, with signatures guaranteed, free and clear from all claims and encumbrances.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF IFCO

     IFCO represents the warrants to Shareholder as follows:

     3.1. Organization. IFCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     3.2. Capitalization. As of the date hereof, the authorized capital stock of IFCO consists of 75,000,000 shares of capital stock, of which 18,600,036 shares shall be issued and outstanding by July 27, 1999. All said stock shall be validly issued and outstanding, fully paid and nonassessable. As of the Closing Date, there will be no shares of common stock subject to unexpired exercisable options.

     3.3. Financial Statements. IFCO has furnished to Shareholder financial statements as of June 30, 1999. Said financial statements contain the balance sheet and income statement of IFCO. All of said financial statements, (I) are in accordance with IFCO's books and records, (ii) present fairly and financial position of IFCO as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     3.4. Contracts. Prior to the Closing Date, IFCO will furnish SCOR with a true and complete list and description of all contracts by and between IFCO and with others. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and by equitable principles. IFCO is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of IFCO, contains any contractual requirement with which there is a likelihood IFCO will be unable to comply.

     3.5. Registration Rights. No shareholder of IFCO has any demands or "piggy back" registration rights with regards to the outstanding shares or options of IFCO.

     3.6. Authorization. IFCO has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of IFCO.

     3.7. Effect of Agreement. The execution and delivery by IFCO of this Agreement and the consummation of the transactions herein contemplated, (I) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of IFCO, or any material agreement or instrument to which IFCO is a party or by which it is bound or is subject; (ii) now will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of IFCO.

     3.8. Minute Book. The records of meetings and other corporate actions of shareholders and the Boards of Directors (including any committees of the Board) of IFCO which are contained in the Minute Books of IFCO contain complete and accurate records of all corporate actions are reflected in such minutes.

     3.9. Litigation; Claims. IFCO is not a party and there are no claims, actions, suits, investigations or proceedings pending, threatened against or affecting IFCO or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of IFCO or the ability of transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     3.10. Taxes and Reports. Prior to the Closing Date, IFCO (I) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) have adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including January 31, 1994.

     3.11. Compliance with Laws and Regulations. IFCO has complied with, and is not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of its businesses, which violation might have a material adverse effect on the business, financial condition or earnings of IFCO.

     3.12. Finders. IFCO is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     3.13. Nature of Representations. No representations, warranty or agreement made by IFCO in this Agreement and no statement or disclosure furnished by IFCO in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.




                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF SCOR AND SHAREHOLDER

     SCOR and Shareholder, and each of them, represent and warrant to IFCO as follows:

     4.1. Organization. SCOR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     4.2. Capitalization. The authorized capital stock of SCOR consists of one class of common stock, 92,000 shares authorized, of which 92,000 are outstanding Shares are validly issued and outstanding, fully paid and nonassessable. All of the issued and outstanding shares are owned by Shareholder.

     4.3. Authority. SCOR and Shareholder have the full power and authority to enter into this agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors, no proceedings on the part of Shareholder is necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of SCOR and Shareholder enforceable in accordance with its terms.

     4.4. Financial Statements. SCOR and Shareholder had furnished to IFCO its business plan and current financial statements. Said financial statements contain the balance sheet and income statement of SCOR. All of said financial statements, (I) are in accordance with SCOR books and records, (ii) present fairly the financial position of SCOR as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     4.5. Contracts. Prior to the Closing Date, SCOR will furnish IFCO with a true and complete list and description of all contracts by and between SCOR and with others. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and by equitable principles. SCOR is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of SCOR, contains any contractual requirement with which there is a likelihood SCOR will be unable to comply.

     4.6. Competition. Except as set forth in the contracts described in 4.5 above, neither SCOR, nor any officer or director or Shareholder of SCOR has any material direct or indirect financial or economic interest in any related industry entity or in any competition or customer of SCOR.

     4.7. Effect of Agreement. The execution and delivery by SCOR of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute and default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of SCOR, or any material agreement or instrument to which SCOR is a party or by which it is bound or is subject; (ii) nor will it give to rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of SCOR.

     4.8. Properties. All of the property, assets and equipment owned by or used by SCOR is in good repair, well maintained, and in good and satisfactory operating condition consistent with their age, free from any known defects, except such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations and such property, assets, and equipment which is owned by SCOR is valued on the Balance Sheet at original purchase price less reasonable depreciation consistently applied in accordance with generally accepted accounting principles.

     4.9. Minutes Book. The record of meetings and other corporate actions of Shareholder and the Board of Directors (including any committees of the Board) of SCOR which are contained in the Minute Books of SCOR contain complete and accurate records of the matters reflected in such minutes.

     4.10. Litigation; Claims. SCOR is not a party and there are no claims, actions, suits, investigations or proceedings pending, threatened against SCOR or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which is determined adversely would have a material effect on the business or financial condition of SCOR or the ability of SCOR to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.11. Taxes and Reports. At the Closing Date, SCOR (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date.

     4.12. Compliance with Laws and Regulations. SCOR and Shareholder have complied with, and is not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of its businesses, which violation might have a material adverse effect on the business, financial condition or earnings of SCOR.

     4.13. Finders. SCOR is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     4.14. Nature of Representations. No representation, warranty or agreement made by SCOR in this Agreement and no statement or disclosure furnished by Shareholder in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.


                                    ARTICLE V

                              ACCESS TO INFORMATION

     5.1.   Access  to   Information.   SCOR  and   Shareholder   shall   afford
representatives of IFCO reasonable access to officers, personnel, and professional representatives of SCOR and such of the financial, contractual and corporate records of SCOR as shall be reasonably necessary for IFCO's investigations and appraisals of SCOR.

     5.2. Effect of Investigations. Any such investigation by IFCO of SCOR shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of SCOR.


                                   ARTICLE VI

                        CONDITIONS TO OBLIGATIONS OF IFCO

     The obligations of IFCO under this Agreement are, at the option of IFCO, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     6.1. Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by SCOR at or before the Closing Date shall have been duly complied with and performed.

     6.2. Accuracy of Representations and Warranties; Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     6.3. No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation to purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon IFCO, or any of the officers or directors thereof, because of this consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF SHAREHOLDER

     The obligations of Shareholder under this Agreement are, at the option of Shareholder, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     7.1. Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by IFCO at or before the Closing Date shall have been duly complied with and performed.

     7.2. Accuracy of Representations and Warranties; Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     7.3. No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon SCOR, or any of the officers or directors thereof, because of the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE VIII

                                     CLOSING

     8.1. Closing Date. The consummation of the exchange shall take place at the offices of Interfoods Consolidated, Inc. 16133 Ventura Boulevard, Suite 635, Encino, California 91436 on July 27, 1999, or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

     8.2. Actions to be Taken by Parties on the Closing Date. On the Closing Date, each party shall deliver to the other all documents or agreements provided or herein to be delivered on the Closing Date.


                                   ARTICLE IX

                         INDEMNIFICATION AND ARBITRATION

     9.1. Indemnification. Each of the parties agree to indemnify and hold harmless the other against any all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate, exhibit or other document furnished, or to be furnished under this Agreement.

     9.2. Claims of Indemnification. Any claim for indemnification pursuant to this Agreement, unless otherwise received by means of direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

                                    ARTICLE X

                               PAYMENT OF EXPENSES

     10.1. Expenses. Each party shall bear its own expenses.


                                   ARTICLE XI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     11.1. Survival. All statements contained in any schedules, any exhibit or other instrument delivered by or on behalf of any party or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.


                                   ARTICLE XII

                                     GENERAL

     12.1. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be valid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     12.2. Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     12.3. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall de deemed received upon mailing thereof.

                  To:      Interfoods Consolidated, Inc.
                           16133 Ventura Boulevard
                           Suite 635
                           Encino, California  91436

                           Sitestar Corporation
                           Shareholders
                           326 First Street
                           Suite 26
                           Annapolis, Maryland  21403

     Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 12.3.

     12.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     12.5. Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

     12.6. Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     12.7. Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     12.8. Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by on of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any of the party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     12.9.  Counterparts.   This  Agreement  may  be  executed  in  on  or  more
counterparts, each of which shall be an original and all of which taken together shall constitute on instrument.

     12.10. Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                                          SITESTAR CORPORATION


                                                   /s/ Franklin Christopher
                                               By:____________________________
                                                           President



                                                 INTERFOODS CONSOLIDATED, INC.

                                              /s/ Frederick Manlunus
                                          By:_________________________________
                                                Chief Executive Officer



                                                   /s/ Franklin Christopher
                                                   ---------------------------
                                                       Franklin Christopher

                                                   /s/ Richard Raschke
                                                   ---------------------------
                                                       Richard Raschke

                                                   /s/ Vance Stone
                                                   ---------------------------
                                                       Vance Stone

                                                   /s/ Harold Southwell
                                                   ---------------------------
                                                       Harold Southwell

                                                   /s/ William McCracken
                                                   ---------------------------
                                                       William McCracken




                                                    /s/ Franklin Christopher
                                                By:___________________________


                                                    Sitestar Corporation


                                       10